EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                                  BALANCE SHEET
                                AT SEPT 30, 2000
                                   (Unaudited)


Assets
Property Plant & Equipment
   Property Plant & Equipment                               $258,737,554
   Accumulated D, D & A                                       (9,968,516)
                                                            ------------
Net Property, Plant & Equipment                              248,769,038
                                                            ------------

Current Assets:
   Cash and Temporary Cash Investments                         6,703,175
   Receivables - Net                                           6,821,139
   Materials/Supplies - Average Cost                           3,599,978
   Prepayments                                                   138,462
                                                            ------------
Current Assets                                                17,262,753
                                                            ------------

Other Assets:
   Deferred Charges                                              168,733
                                                            ------------
Other Assets                                                     168,733
                                                            ------------

Total Assets                                                $266,200,525
                                                            ============

Capitalization & Liability
Capitalization:
   Paid in Capital                                          $ 78,444,748
   Earnings Reinvested in Business                             6,391,060
   Accumulated Other Comprehensive Income / Loss              (4,331,170)
                                                            ------------
Total Common Stock Equity                                     80,504,639
                                                            ------------

   Notes Payable - Intercompany - Long Term                  153,086,698
                                                            ------------
Total Capitalization                                         233,591,337
                                                            ------------

Liabilities:
   Accounts Payable - Other                                    8,324,031
   Accounta Payable - Intercompany                             6,282,432
   Other Accruals & Current Liabilities                          293,918
                                                            ------------
Total Current Liabilities                                     14,900,380
                                                            ------------

Deferred Credits:
   Accumulated Deferred Income Tax                            17,675,960
   Other Deferred Credit                                          32,847
                                                            ------------
Total Deferred Credits                                        17,708,807
                                                            ------------

Total Capitalization & Liabilities                          $266,200,525
                                                            ============


See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000.